UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2024

KIMCO REALTY CORPORATION
KIMCO REALTY OP, LLC
 (Exact name of registrant as specified in its charter)

Maryland (Kimco Realty Corporation)	1-10899	13-2744380
Delaware (Kimco Realty OP, LLC)	333-269102-01	92-1489725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 N. Broadway
Suite 201
Jericho, NY  11753
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (516) 869-9000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Kimco Realty Corporation
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share.	KIM	NYSE
Depositary Shares, each representing one-thousandth of a share of 5.125% Class L Cumulative Redeemable, Preferred Stock, $1.00 par value per share.	KIMprL	NYSE
Depositary Shares, each representing one-thousandth of a share of 5.250% Class M Cumulative Redeemable, Preferred Stock, $1.00 par value per share.	KIMprM	NYSE
Depositary Shares, each representing one-thousandth of a share of 7.250% Class N Cumulative Convertible Perpetual Preferred Stock, $1.00 par value per share.	KIMprN	NYSE

Kimco Realty OP, LLC
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
Kimco Realty Corporation ☐	Kimco Realty OP, LLC ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Kimco Realty Corporation ☐	Kimco Realty OP, LLC ☐

Item 1.01. Entry into a Material Definitive Agreement.
Amendment to TD Bank Term Loan
On July 17, 2024, Kimco Realty OP, LLC (“Kimco OP”) entered into an amendment agreement (“Amendment No. 2”) together with Kimco Realty Corporation (“Kimco”), Toronto Dominion (Texas) LLC, as administrative agent, and certain lenders party thereto to that certain term loan agreement dated January 2, 2024 (as amended and modified from time to time, the “TD Credit Agreement”), among Kimco OP, TD Bank, N.A., as administrative agent, and the other parties party thereto.
Kimco OP borrowed an incremental principal amount of $300 million (the “New Term Loans”) pursuant to, and subject to the terms and conditions set forth in, Amendment No. 2. The aggregate principal amount of loans outstanding pursuant to the TD Credit Agreement after giving effect to Amendment No. 2 is $500 million.
The terms of the New Term Loans are the same as those applicable to the term loans outstanding under the TD Credit Agreement prior to giving effect to Amendment No. 2 (the “Original Term Loans”) as described in the Current Report on Form 8-K filed by Kimco OP and Kimco on January 3, 2024. The New Term Loans have the same maturity date as the Original Term Loans.
Kimco has guaranteed Kimco OP’s obligations under the TD Credit Agreement (including as amended by Amendment No. 2). The lenders party to Amendment No. 2 also allowed the replacement of the administrative agent party to the TD Credit Agreement from TD Bank, N.A. to Toronto Dominion (Texas) LLC.
The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 2, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.
Item 7.01. Regulation FD Disclosure.

On July 17, 2024, Kimco issued a press release announcing Amendment No. 2. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Amendment No. 2, dated as of July 17, 2024, among Kimco OP, Toronto Dominion (Texas) LLC (successor to TD Bank, N.A.) as administrative agent and the lenders party thereto to the Term Loan Agreement, dated as of January 2, 2024, among Kimco OP, TD Bank, N.A., as administrative agent and the lenders party thereto*

99.1	Press Release, dated July 17, 2024, issued by Kimco Realty Corporation
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

* Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Kimco agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

KIMCO REALTY CORPORATION
Date: July 19, 2024	By:	/s/ Glenn G. Cohen
Name: Glenn G. Cohen Title: Chief Financial Officer
KIMCO REALTY OP, LLC By: KIMCO REALTY CORPORATION, its Managing Member
Date: July 19, 2024	By:	/s/ Glenn G. Cohen
Name: Glenn G. Cohen Title: Chief Financial Officer